Exhibit 21.1

SUBSIDIARIES

Alliente, Inc. (Delaware)

Ariba Australia Pty Ltd. (Australia)

Ariba Belgium N.V. (Belgium)

Ariba Canada, Inc. (Canada)

Ariba (China) Limited (Hong Kong)

Ariba Czech s.r.o. (Czech Republic)

Ariba Deutschland GmbH (Germany)

Ariba France, SAS (France)

Ariba Holdings, Inc. (Cayman Islands)

Ariba Iberia, S.L. (Spain)

Ariba India Pvt. Ltd. (India)

Ariba International, Inc. (Delaware)

Ariba International Holdings, Inc. (Delaware)

Ariba International Singapore Pte. Ltd. (Singapore)

Ariba International Sweden AB (Sweden)

Ariba Investment Company, Inc. (Delaware)

Ariba Italia Srl (Italy)

Ariba Singapore Pte. Ltd. (Singapore)

Ariba Slovak Republic s.r.o. (Slovak Republic)

Ariba Software Technology Services (Shanghai) Co. Ltd. (China)

Ariba Switzerland GmbH (Switzerland)

Ariba Technologies India Private Limited (India)

Ariba Technologies Ireland Limited (Ireland)

Ariba Technologies Netherlands B.V. (Netherlands)

Ariba UK Limited (UK)

FreeMarkets International Holding Inc. de Mexico, de S. de R. L. de C. V. (Mexico)

FreeMarkets Ltda. (Brazil)

Nihon Ariba KK (Japan)

Procuri Europe, Ltd (UK)

Surplus Record, Inc. (Delaware)

Tradex Technologies, Inc. (Delaware)